Exhibit 99.1

                                                                                           news release

Omnicare Reports First-Quarter 2011 Financial Results

•	First-Quarter Revenues of $1,528.5 Million
•	Cash Flows from Continuing Operations of $143.9 Million
•	Adjusted Income from Continuing Operations Per Share of $0.52
•	Full-Year 2011 Financial Outlook Reaffirmed

COVINGTON, Ky., April 28, 2011 – Omnicare, Inc. (NYSE:OCR) reported today financial results for its first quarter ended March 31, 2011.

“Continuing our momentum at the end of the year, we have taken a number of positive steps during the first quarter in an effort to transition Omnicare into a stronger operations-driven company,” said John Figueroa, Omnicare’s Chief Executive Officer.  “Most notably, we improved our customer retention rate for the third consecutive period, reflecting positively on our company-wide focus on service and our redefined organizational structure.  Additionally, we continued to strengthen the organization within our specialty care group, while also continuing our efforts to insource certain corporate support functions, most notably hiring talented executives to lead our legal, tax and compliance functions.  We believe these organizational changes reinforce our focus on operations.”

First-Quarter Results

Prior Year Comparison

Financial results from continuing operations for the quarter ended March 31, 2011, as compared with the same prior-year period, were as follows:

•	Net sales were $1,528.5 million as compared with $1,494.5 million
•	GAAP income from continuing operations per share was $0.44 versus $0.49
•	Adjusted income from continuing operations (see discussion below and attached supplemental information) per share was $0.52 versus $0.59

Cash flows from continuing operations for the quarter ended March 31, 2011 was $143.9 million versus $117.7 million in the comparable prior-year quarter, benefiting from lower inventories than at December 31, 2010.

Omnicare, Inc. • 100 East RiverCenter Boulevard • Covington, Kentucky 41011 • 859/392-3300 • 859/392-3360 Fax

Earnings (loss) before interest, income taxes, depreciation and amortization (EBITDA) from continuing operations for the first quarter of 2011, excluding the special items discussed below, was $148.3 million versus $165.0 million in the first quarter of 2010.

Sequential Comparison (Excluding Special Items)

Compared to the fourth quarter of 2010, financial results from continuing operations in the first quarter of 2011 were as follows:

•	Net sales were $1,528.5 million as compared with $1,532.7 million
•	Adjusted EBITDA from continuing operations was $148.3 million compared to $148.7 million

“Our first quarter results were driven principally by strength in prescription volumes, which were favorably impacted by higher utilization and generally stable occupancy rates at our customers’ facilities,” said Mr. Figueroa.  “Further, our generic dispensing rate climbed 120 basis points sequentially, benefitting both Omnicare and its payors alike.  These volume-related and pharmaceutical market developments continue to support our plan, to reposition the company for sustained growth.”

Financial Position

During the quarter, Omnicare redeemed $125 million of its 6.125% Senior Subordinated Notes, leaving $125 million of these notes outstanding as of March 31, 2011.  The Company also concluded the first quarter of 2011 with no borrowings outstanding on its revolving credit facility and $454.1 million in cash on its balance sheet.  Omnicare’s total debt to total capital of 34.3% at March 31, 2011, was down approximately 130 basis points from 35.6% at December 31, 2010.

With respect to its share repurchase program, the Company repurchased approximately 1.0 million shares of common stock during the quarter and paid an aggregate amount of $28.7 million.  As of March 31, 2011, Omnicare had $68.4 million of availability under its current share repurchase authorization.

“Our first quarter cash flows from continuing operations of approximately $144 million, which benefited from lower inventories, represented our strongest performance in over a year,” said John L. Workman, Omnicare’s President and Chief Financial Officer.  “This robust quarterly cash flow enabled us to make additional improvements to our capital structure while continuing our plan of returning capital to shareholders.”

To facilitate comparisons and to enhance the understanding of core operating performance, the discussion which follows includes financial measures that are adjusted from the comparable amount under GAAP to exclude the impact of the special items discussed elsewhere herein, and to present results on a continuing operations basis.  For a detailed presentation of reconciling items and related definitions and components, please refer to the attached schedules or to reconciliation schedules posted at the Investor Relations section of Omnicare’s Web site at http://ir.omnicare.com.  Additionally, the Company will make supplemental slides available in the same section on its Web site today that will include the number of scripts dispensed, beds served, and other information relevant to Omnicare’s operations.

CRO Divestiture

In connection with a reallocation of resources that started in the second half of 2010, Omnicare committed to a plan to divest of its Contract Research Services (“CRO Services”) organization in the first quarter of 2011 as it has determined that the CRO Services business is no longer a good strategic fit within the Company’s portfolio of assets.  In connection with discontinuing the operations of this business, the results from operations for all periods presented have been revised to reflect the results of CRO Services as discontinued operations, including the impairment loss as well as certain expenses of the Company related to the divestiture.

Special Items

The results for the first quarter of 2011 and 2010 include the impact of special items totaling approximately $14.9 million pretax ($9.3 million aftertax, or approximately $0.08 per share) and $19.0 million pretax ($12.0 million aftertax, or approximately $0.10 per diluted share), respectively.

The special items have been described in further detail in the “Footnotes and Definitions to Financial Information” section elsewhere herein.

Outlook

Omnicare reaffirmed its full-year 2011 financial outlook, which includes the following:

•	Revenues of $6.0 billion to $6.1 billion
•	Income per diluted share from continuing operations of $2.05 to $2.15 (excluding special items)
•	Cash flow from continuing operations of $375 million to $425 million

Webcast Today

Omnicare will hold a conference call to discuss its first-quarter 2011 financial results today, Thursday, April 28, at 9:30 a.m. ET.  A live webcast of the conference call and supplemental slides will be accessible from the Investor Relations section of Omnicare's Web site at http://ir.omnicare.com.  An archived replay will be made available on the Web site following the conclusion of the conference call.

About Omnicare

Omnicare, Inc., a Fortune 500 company based in Covington, Kentucky, is a leading provider of pharmaceutical care for the elderly.  Omnicare serves residents in long-term care facilities, chronic care and other settings comprising approximately 1.4 million beds in 47 states, the District of Columbia and Canada.  Omnicare is the largest U.S. provider of professional pharmacy, related consulting and data management services for skilled nursing, assisted living and other institutional healthcare providers as well as for hospice patients in homecare and other settings.  Omnicare's pharmacy services also include specialty pharmacy operations and a wide range of support services for specialty pharmaceuticals.  For more information, visit www.omnicare.com.

Forward-Looking Statements

In addition to historical information, this press release contains certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include, but are not limited to, all statements regarding the intent, belief or current expectations regarding the matters discussed or incorporated by reference in this document (including statements as to “beliefs,” “expectations,” “anticipations,” “intentions” or similar words) and all statements which are not statements of historical fact.  Such forward-looking statements, together with other statements that are not historical, are based on management’s current expectations and involve known and unknown risks, uncertainties, contingencies and other factors that could cause results, performance or achievements to differ materially from those stated.  The most significant of these risks and uncertainties are described in the Company’s Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission and include, but are not limited to:  overall economic, financial, political and business conditions; trends in the long-term healthcare, pharmaceutical and contract research industries; the ability to attract new clients and service contracts and retain existing clients and service contracts; the ability to consummate pending acquisitions; trends for the continued growth of the Company’s businesses; trends in drug pricing; delays and reductions in reimbursement by the government and other payors to customers and to the Company; the overall financial condition of the Company’s customers and the ability of the Company to assess and react to such financial condition of its customers; the ability of vendors and business partners to continue to provide products and services to the Company; the continued successful integration of acquired companies; the continued availability of suitable acquisition candidates; the ability to attract and retain needed management; competition for qualified staff in the healthcare industry; variations in demand for the Company’s products and services; variations in costs or expenses; the ability to implement productivity, consolidation and cost reduction efforts and to realize anticipated benefits; the ability of clinical research projects to produce revenues in future periods; the potential impact of legislation, government regulations, and other government action and/or executive orders, including those relating to Medicare Part D, including its implementing regulations and any subregulatory guidance, reimbursement and drug pricing policies and changes in the interpretation and application of such policies, including changes in the calculation of average wholesale price; government budgetary pressures and shifting priorities; federal and state budget shortfalls; efforts by payors to control costs; changes to or termination of the Company’s contracts with Medicare Part D plan sponsors or to the proportion of the Company’s Part D business covered by specific contracts; the outcome of disputes and litigation; potential liability for losses not covered by, or in excess of, insurance; the impact of executive separations; the impact of benefit plan terminations; the impact of differences in actuarial assumptions and estimates as compared to eventual outcomes; events or circumstances which result in an impairment of assets, including but not limited to, goodwill and identifiable intangible assets; the final outcome of divestiture activities; market conditions; the outcome of audit, compliance, administrative, regulatory or investigatory reviews; volatility in the market for the Company’s stock and in the financial markets generally; access to adequate capital and financing; changes in international economic and political conditions and currency fluctuations between the U.S. dollar and other currencies; changes in tax laws and regulations; changes in accounting rules and standards; and costs to comply with the Company’s Corporate Integrity Agreements.  Should one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, the Company’s actual results, performance or achievements could differ materially from those expressed in, or implied by, such forward-looking statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  Except as otherwise required by law, the Company does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

#     #     #
Contact:
Patrick C. Lee
(859) 392-3444
patrick.lee@omnicare.com

Omnicare, Inc. and Subsidiary Companies
Summary Consolidated Statements of Income, GAAP Basis
(000s, except per share amounts)
Unaudited

	Three months ended
	March 31,	December 31,	March 31,
	2011	2010	2010

Net sales	$1,528,525	$1,532,732	$1,494,491
Cost of sales	1,190,611	1,196,428	1,151,027
Gross profit	337,914	336,304	343,464
Selling, general and administrative expenses	191,012	189,128	183,814
Provision for doubtful accounts	24,530	71,326	21,950
Settlement, litigation and other related charges	6,013	42,111	5,506
Goodwill and other asset impairment charges	-	22,884	-
Other miscellaneous charges	1,889	42,413	5,765
Operating income (loss)	114,470	(31,558)	126,429
Investment income	296	2,745	1,664
Interest expense	(28,805)	(36,425)	(28,608)
Amortization of discount on convertible notes	(5,873)	(7,117)	(7,331)
Income (loss) from continuing operations before income taxes	80,088	(72,355)	92,154
Income tax expense (benefit)	29,616	(18,664)	34,044
Income (loss) from continuing operations	50,472	(53,691)	58,110
Loss from discontinued operations	(21,168)	(11,603)	(7,258)
Net income (loss)	$29,304	$(65,294)	$50,852

Earnings (loss) per common share - Basic:
Continuing operations	$0.44	$(0.47)	$0.49
Discontinued operations	(0.19)	(0.10)	(0.06)
Net income	$0.26	$(0.57)	$0.43

Earnings (loss) per common share - Diluted:
Continuing operations	$0.44	$(0.47)	$0.49
Discontinued operations	(0.18)	(0.10)	(0.06)
Net income	$0.26	$(0.57)	$0.43

Weighted average number of common
shares outstanding:
Basic	114,129	114,685	117,763
Diluted	115,064	114,685	118,455

The footnotes and definitions presented at the separate "Footnotes and Definitions to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
(000s)
Unaudited
Condensed Consolidated Balance Sheets Information, GAAP Basis:
	March 31,	December 31,
	2011	2010
Assets:
Cash and cash equivalents, including restricted cash	$454,103	$496,506
Accounts receivable, net	1,028,166	1,013,492
Inventories	375,588	418,968
Total current assets	2,300,797	2,457,796
Properties and equipment, net	203,642	204,748
Goodwill	4,270,580	4,264,058
Total noncurrent assets	4,888,135	4,905,617
Total assets	7,188,932	7,363,413

Liabilities and Stockholders Equity:
Total current liabilities	513,252	594,615
Long-term debt, notes and convertible debentures	1,986,907	2,106,758
Total noncurrent liabilities	2,864,031	2,952,854
Total liabilities	3,377,283	3,547,469
Stockholders' equity	3,811,649	3,815,944
Total liabilities and stockholders' equity	7,188,932	7,363,413

Condensed Consolidated Statement of Cash Flows Information, GAAP Basis:
Three months ended
March 31, 2011
Cash flows from operating activities:
Net income	$29,304
Loss from discontinued operations	21,168
Adjustments to reconcile net income to net cash
flows from operating activities	93,454
Net cash flows from operating activities of continuing operations	143,926
Net cash flows from operating activities of discontinued operations	449
Net cash flows from operating activities	144,375

Cash flows from investing activities:
Net cash flows used in investing activities of continuing operations	(19,230)
Net cash flows used in investing activities of discontinued operations	(373)
Net cash flows used in investing activities	(19,603)

Cash flows from financing activities:
Net cash flows (used in) financing activities of continuing operations	(168,268)

Net decrease in cash and cash equivalents	(43,496)
Less increase in cash and cash equivalents of discontinued operations	76
Decrease in cash and cash equivalents of continuing operations	$(43,572)

The footnotes and definitions presented at the separate "Footnotes and Definitions to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Reconciliation Statement and Definitions, Non-GAAP Basis (a)
(000s, except per share amounts)
Unaudited

	Three months ended
	March 31,	March 31,
	2011	2010
Adjusted earnings per share ("EPS") from continuing operations:
Diluted earnings per share from continuing operations	$0.44	$0.49
Special items: (a)
Settlement, litigation and other related charges	0.03	0.03
Amortization of discount on convertible notes	0.03	0.04
Other miscellaneous charges, net	0.02	0.03
Total - Special items	0.08	0.10
Adjusted diluted earnings per share from continuing operations	$0.52	$0.59

	Three months ended
	March 31,	March 31,
	2011	2010
Adjusted earnings before interest, income taxes, depreciation and amortization ("EBITDA") from continuing operations:
EBIT from continuing operations	$114,470	$126,429
Depreciation and amortization expense	31,814	35,438
Amortization of discount on convertible notes	(5,873)	(7,331)
EBITDA from continuing operations	140,411	154,536
Special items	7,902	10,431
Adjusted EBITDA from continuing operations	$148,313	$164,967

EBITDA from continuing operations to net cash flows from
operating activities:
EBITDA from continuing operations	$140,411	$154,536
(Subtract)/Add:
Interest expense, net of investment income	(28,509)	(26,944)
Income tax provision	(29,616)	(34,044)
Debt redemption costs	(1,079)	-
Changes in assets and liabilities, net of effects from
acquisition and divestiture of businesses	62,719	24,145
Net cash flows from operating activities of continuing operations	143,926	117,693
Net cash flows from operating activities of discontinued operations	449	324
Net cash flows from operating activities	$144,375	$118,017

The footnotes and definitions presented at the separate "Footnotes and Definitions to Financial Information" pages are an integral part of this financial information.

Omnicare, Inc. and Subsidiary Companies
Footnotes and Definitions to Financial Information
(000s, except per share amounts and unless otherwise stated)
Unaudited

Footnotes:
Non-GAAP Information:
Omnicare, Inc. (“Omnicare” or the “Company”) management believes that presenting certain non-GAAP financial measures, which exclude items not considered part of the core operating results of the Company and certain non-cash charges, enhances investors’ understanding of how Omnicare management assesses the performance of the Company’s business.  Omnicare management uses non-GAAP measures for budgeting purposes, measuring actual results, allocating resources and in determining employee incentive compensation.  Omnicare’s method of calculating non-GAAP financial results may differ from those used by other companies and, therefore, comparability may be limited.

(a)
Financial results from continuing operations included special item charges of approximately $15 million and $19 million in the three months ended March 31, 2011 and 2010, respectively.  Additional information regarding the special item charges follows:

(i).
Operating income includes settlement, litigation and other related charges (including related professional expenses) for resolution of certain regulatory matters with various states and regulatory agencies, as well as costs associated with certain large customer disputes, purported class and derivative actions against the Company, and settlement of the investigation by the United States Attorney’s Office, District of Massachusetts (in the 2010 period).  Additionally, Omnicare has made, and will continue to make, disclosures to the applicable governmental agencies of amounts, if any, determined to represent over-payments from the respective programs and, where applicable, those amounts, as well as any amounts relating to certain inspections, audits, inquiries and investigations activity are included in the pretax items recognized.

(ii).
Financial results from continuing operations for the three months ended March 31, 2011 and 2010 included the following special item charges which are included in the cost of sales, other miscellaneous charges and interest expense captions of the income statement:

i.
Operating income for the three months ended March 31, 2011 and 2010 included acquisition and other related costs of approximately $1.9 million and $0.2 million, respectively.  These expenses were primarily related to professional fees and acquisition related restructuring costs for 2011 and 2010 acquisitions, offset by reductions in the Company's original estimate of contingent consideration payable for acquisitions in the 2010 period.

ii.
Financial results from continuing operations for the three months ended March 31, 2011 includes charges of approximately $1.1 million for net debt redemption costs related to the early redemption of $125 million of 6.125% Senior Subordinated Notes, due 2013.

iii.	Operating income includes restructuring and other related charges of approximately $3.5 million for the three months ended March 31, 2010 in connection with the "Omnicare Full Potential" Plan.
iv.
For the three months ended March 31, 2010, operating income includes a special charge of approximately $1.2 million for additional costs (net of recoveries) precipitated by the quality control, product recall and fire issues at one of the Company's repackaging locations ("Repack Matters").

v.
Operating income includes charges of approximately $1.3 million for the three months ended March 31, 2010 relating to the accounting for share-based payments, which primarily relates to non-cash stock option expense.

(iii).
The Company recorded non-cash interest expense from the amortization of debt discount on its convertible notes of approximately $6 million and $7 million in the three months ended March 31, 2011 and 2010, respectively.

Omnicare, Inc. and Subsidiary Companies
Footnotes and Definitions to Financial Information
(000s, except per share amounts and unless otherwise stated)
Unaudited

Discontinued Operations:
In 2009, the Company commenced activities to divest certain home healthcare and related ancillary businesses (“the disposal group”) that are non-strategic in nature.  Also, in connection with the reallocation of resources started in the second half of 2010 and the previously disclosed unfavorable market conditions experienced by its Contract Research Services organization (“CRO Services”) business, the Company committed to a plan to divest of its CRO Services business in the first quarter of 2011 as it has determined that the CRO Services business in no longer a good strategic fit within the Company’s portfolio of assets.  For the three months ended March 31, 2011, CRO Services recorded an impairment loss to reduce the carrying value of the CRO Services operations to fair value as of March 31, 2011.  The results from operations for all periods presented have been revised to reflect the results of the disposal group and CRO Services as discontinued operations, including certain expenses of the Company related to the divestitures.

Definitions:
GAAP:
Amounts that conform with U.S. Generally Accepted Accounting Principles (“GAAP”).

Non-GAAP:
Amounts that do not conform with U.S. GAAP.

Earnings Per Share:
EPS (basic EPS; special items, net of taxes; adjusted basic EPS; diluted EPS; and adjusted diluted EPS) is reported independently for each amount presented.  Accordingly, the sum of the individual amounts may not necessarily equal the separately calculated amounts for the corresponding period.

EBIT:
EBIT represents earnings before interest expense (net of investment income) and income taxes.

EBITDA:
EBITDA represents earnings before interest expense (net of investment income), income taxes, depreciation and amortization.  Omnicare uses EBITDA primarily as an indicator of the Company’s ability to service its debt, and believes that certain investors find EBITDA to be a useful financial measure for the same purpose.  EBITDA does not represent net cash flows from operating activities, as defined by U.S. GAAP, and should not be considered as a substitute for operating cash flows as a measure of liquidity.  Omnicare’s calculation of EBITDA may differ from the calculation of EBITDA by others.  Certain special items must be added back to (or deducted from) EBITDA and/or Adjusted EBITDA to avoid “double-counting” in the Company’s calculation of EBITDA.